SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Telik, Inc.

(Name of Registrant as Specified In Its Charter)

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TELIK, INC.

3165 Porter Drive

Palo Alto, CA 94304

Notice of Annual Meeting of Stockholders to be Held on May 12, 2010

To the Stockholders of Telik, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TELIK, INC., a Delaware corporation (the “Company”), will be held on WEDNESDAY, MAY 12, 2010 at 11:00 a.m. local time at the Company’s principal executive offices at 3165 Porter Drive, Palo Alto, CA 94304 for the following purposes:

(1) To elect two directors named herein to hold office until the 2013 Annual Meeting of Stockholders;

(2)	To ratify the selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company by the Audit Committee of the Board of Directors of the Company for its fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The	foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 19, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 12, 2010 at 11:00 a.m. local time at 3165 Porter Drive, Palo Alto, California 94304.

The Proxy Statement and Annual Report to stockholders are available at www.telik.com

By Order of the Board of Directors

/s/ William P. Kaplan

William P. Kaplan

Secretary

Palo Alto, California

April 9, 2010

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOU TO VOTE BY MAIL. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD ON RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Electronic Delivery of Stockholder Communications

Our annual meeting materials are available electronically. As an alternative to receiving printed copies of these materials in future years, you can elect to receive an e-mail which will provide an electronic link to these documents as well as allow you the opportunity to conduct your voting online. By registering for electronic delivery, you can conveniently receive stockholder communications as soon as they are available without waiting for them to arrive via postal mail. You can also reduce the number of documents in your personal files, eliminate duplicate mailings, help us reduce our printing and mailing expenses and conserve natural resources.

How to Register for Electronic Delivery

Stockholders of Record

You are a stockholder of record if you hold your shares in certificate form. If you vote on the Internet at www.investorvote.com, simply follow the directions for enrolling in the electronic delivery service. You also may enroll in the electronic delivery service at any time in the future by going directly to www.investorvote.com and following the instructions.

Beneficial Stockholders

You are a beneficial stockholder if your shares are held by a broker, bank or other nominee. Please check with your bank, broker or relevant nominee regarding the availability of this service.

If you have any questions about electronic delivery, please contact Telik’s Investor Relations Department by phone at (650) 845-7700 or by email at investors@telik.com.

TELIK, INC.

3165 Porter Drive

Palo Alto, CA 94304

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

May 12, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Telik, Inc., a Delaware corporation (“Telik” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 12, 2010, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices at 3165 Porter Drive, Palo Alto, CA 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 2010 to all stockholders entitled to vote at the Annual Meeting. For directions to the annual meeting, please visit the Contact page at www.telik.com.

Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock (“Common Stock”) beneficially owned by others to forward to the beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for these services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on March 19, 2010, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 2010, the Company had outstanding and entitled to vote 53,522,329 shares of Common Stock. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to the proposal from the beneficial owner (even if the nominee has voted on another proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes have no effect and will not be counted toward the vote total for any proposal. Unless a contrary direction is indicated, the grant of a proxy will be counted as affirmative votes for all proposals. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and, for the first time, under a new amendment to the NYSE rules, elections of directors, even if not contested.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that the proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

To vote on the Internet, stockholders of record may go to http://www.investorvote.com and follow the on-screen instructions. To vote by telephone, stockholders of record may call toll free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico on a touch tone telephone and follow the simple instructions provided by the recorded message. You will need the login validation details provided on your proxy card to vote on the Internet or by telephone.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in “street name” receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Investor Communication Solutions that offers the means to grant proxies to vote shares through the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Investor Communication Solutions program, you may grant a proxy to vote those shares by telephone or via the Internet by contacting the website shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 12:00 noon, Eastern Time on May 11, 2010. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person granting a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, 3165 Porter Drive, Palo Alto, CA 94304, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for nominating a director and submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 10, 2010. Stockholders wishing to submit proposals or director nominations for potential consideration at the 2010 Annual Meeting of Stockholders, but not to be included in the related proxy statement and proxy, must do so no sooner than January 12, 2011 and no later than February 11, 2011. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the Company’s Amended and Restated Bylaws is available without charge upon written request to: Corporate Secretary, Telik, Inc., 3165 Porter Drive, Palo Alto, CA 94304.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors of the Company (the “Board of Directors”) shall be divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such directors’ earlier death, resignation or removal.

The Board of Directors is presently composed of five members. There are two directors, Dr. Wick and Mr. Newman, whose term of office expires in 2010. Dr. Wick and Mr. Newman are being nominated for re-election at the Annual Meeting, and if elected, will serve until the 2013 Annual Meeting of Stockholders and until his successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee should be unavailable for election as a result of an unexpected occurrence, shares voted for the unavailable nominee will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

Set forth below is biographical information for each person nominated for election and for each person whose term of office as a director will continue after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

Information Regarding the Board of Directors and Corporate Governance

Nominees for Election for a Three-Year Term Expiring at the 2013 Annual Meeting

Michael M. Wick, M.D., Ph.D., 64, has served as the Company’s Chairman of the Board of Directors since January 2000 and is being nominated for re-election. Dr Wick has served as the Company’s Chief Executive Officer since July 1999 and as its President since June 1998. Dr. Wick served as the Company’s Chief Operating Officer from December 1997 until June 1998, and as Executive Vice President, Research and Development, from December 1997 until June 1998. He has been a member of the Board of Directors since December 1997. Prior to joining the Company in December 1997, Dr. Wick was Senior Vice President of Research for CV Therapeutics, Inc., a public biotechnology company, from May 1995 until December 1997. Dr. Wick served as Executive

Director of oncology/immunology and clinical research at Lederle Laboratories, from September 1990 until May 1995, and also directed the Cyanamid/Immunex joint oncology research program. Dr. Wick began his career at Harvard Medical School, where he served as an Associate Professor from July 1981 until June 1994 and Chief of the Melanoma Clinic and Laboratory of Molecular Dermatological Oncology at the Dana Farber Cancer Institute from September 1980 until September 1992. Dr. Wick holds a Ph.D. degree in chemistry from Harvard University and an M.D. degree from Harvard Medical School.

Richard B. Newman, Esq., 71, has served as a member of the Board of Directors since April 2003 and is being nominated for re-election. Mr. Newman is currently President and Treasurer of D&R Products Co., Inc., which designs, develops and manufactures orthopedic, vascular and other surgical medical devices and instruments for major medical device and instrument manufacturers in the United States and Europe. He has served in this role since 1983. Mr. Newman holds an A.B. degree from Harvard College and an LL.B. degree from the Harvard Law School.

Directors Continuing in Office Until the 2011 Annual Meeting

Edward W. Cantrall, Ph.D., 78 has served as a member of the Board of Directors since May 2002. Dr. Cantrall has served as a consultant to biotechnology and genomics companies since May 1998. From November 1997 to May 1998, Dr. Cantrall served as Vice President and General Manager for Molecular Informatics, Inc., a subsidiary of the Perkin-Elmer Corporation, and prior to the acquisition of Molecular Informatics by Perkin-Elmer Corporation in November 1997, he served as President and Chief Executive Officer of Molecular Informatics, Inc. He was Chief Executive Officer and President of the National Center for Genome Resources from January 1995 to November 1996. From September 1986 to July 1994, Dr. Cantrall served as Vice President of Operations at Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company which was subsequently acquired by Wyeth Laboratories, Inc. He has served as a member of the Board of Managers of The Health Enterprise Group since 2000. His fields of expertise include pharmaceutical development and manufacturing. Dr. Cantrall holds a Ph.D. degree in organic chemistry from the University of Illinois and an M.B.A. degree in industrial management from Fairleigh Dickinson University.

Steven R. Goldring, M.D., 66, has served as a member of the Board of Directors since May 2002. Dr. Goldring has served as Chief Scientific Officer of the Hospital for Special Surgery in New York since July 2006. From 1996 to July 2006, Dr. Goldring was a Professor of Medicine at Harvard Medical School and Chief of Rheumatology at Beth Israel Deaconess Medical Center. He has also served as the Director of the New England Baptist Bone and Joint Institute, in collaboration with the Beth Israel Deaconess Medical Center since its establishment in 1996. Dr. Goldring serves on the osteoporosis and rheumatology clinical advisory boards for Merck & Co., Inc. and Eli Lilly and Company, as well as an advisor to numerous biotechnology companies. He has established a clinical research program at Beth Israel Deaconess Medical Center. Dr. Goldring has served as a consultant or Principal Investigator in the pharmaceutical industry, and National Institutes of Health sponsored research programs and as a consultant to numerous biotechnology and pharmaceutical companies. He received his medical training at Peter Bent Brigham Hospital and the Massachusetts General Hospital. He is the author of numerous scientific publications. Dr. Goldring holds an M.D. degree from Washington University School of Medicine.

Directors Continuing in Office Until the 2012 Annual Meeting

Herwig von Morzé, Ph.D., 72, has served as a member of the Board of Directors since August 2004. Dr. von Morzé is currently an International Patent Consultant specializing in pharmaceutical patent strategy, patent prosecution and pharmaceutical product life cycle management. Dr. von Morzé was Co-Chair of Heller Ehrman’s Patent and Trademark Practice Group from 1999 to 2003. He has directed patent prosecution and enforcement programs in the pharmaceutical industry for more than 28 years. Dr. von Morzé holds a Ph.D. degree in Organic Chemistry from the University of Vienna, Austria.

For a discussion of the specific experience, qualifications and skills upon which the Board of Directors has determined that each of the directors should serve, see the information set forth under the caption “Nominating Committee” of this proxy statement. For biographical information concerning the executive officers of the Company, see the information set forth under the caption “Executive Officers” of this proxy statement. There are no family relationships among any of the Company’s directors or executive officers. Dr. Gail Brown, one of the Company’s key personnel, is the spouse of Dr. Wick, the Company’s President, Chief Executive Officer and Chairman. No director has a contractual right to serve as a member of the Board of Directors.

Board of Directors Committees and Meetings

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Dr Wick. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Dr. Wick does not attend. The Company believes that the current structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor the functioning of the Board and will consider appropriate changes to ensure the effective independent function of the Board in its oversight responsibilities.

Role of the Board in Risk Oversight

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and relating monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company is reported to and discussed with the Board of Directors.

Independence of the Board of Directors and its Committees

The NASDAQ Stock Market (“NADSAQ”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as determined by the board of directors.

After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of the Company’s directors are independent directors within the meaning of the applicable NASDAQ listing standards, except Dr. Wick, the Chairman of the Board of Directors, Chief Executive Officer, and President, of the Company. Dr. Stefan Ryser, who served as a director and the Company’s Senior Vice President of Corporate Strategy until his resignation in August 1, 2009, also was not an independent director within the meaning of the applicable NASDAQ listing standards.

As required under the NASDAQ listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Company’s independent directors met three times during the fiscal year ended December 31, 2009.

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the independent registered public accounting firm; determines and pre-approves the engagement of the independent registered public accounting firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the independent registered public accounting firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the independent registered public accounting firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of three outside directors: Drs. Cantrall and Goldring and Mr. Newman. The Audit Committee met five times during the fiscal year ended December 31, 2009. The written Audit Committee Charter is attached as Appendix B to this proxy statement.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934), and that Dr. Mary Ann Gray was independent pursuant to such rules while serving as a member of the Audit Committee until her term of office on the Audit Committee expired on May 20, 2009. The Board of Directors has determined that Dr. Cantrall qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules. The Board of Directors made a qualitative assessment of Dr. Cantrall’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Executive Officer, President and Vice President of Operations to, and member of the board of directors of, a number of biotechnology and genomics companies, pursuant to which Dr. Cantrall has experience supervising the preparation of financial reports. In addition, Dr. Cantrall holds an M.B.A from Fairleigh Dickinson University. For further information on Dr. Cantrall’s experience, please see his biography under “Directors Continuing in Office Until 2011 Annual Meeting” above.

Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things:

reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs; and reviews and recommends to the Board of Directors appropriate insurance coverage for the Company’s directors and officers. The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis to consider whether to recommend that it be included in proxy statements and other filings. A more detailed description of the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation and information related to Compensation Committee Interlocks and Insider Participation can be found under the section entitled “Compensation Discussion and Analysis” of this proxy statement.

The Compensation Committee is currently composed of three outside directors: Drs. Goldring and von Morzé and Mr. Newman. Each of the members of the Compensation Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met four times and acted once by written consent during the fiscal year ended December 31, 2009. A copy of the Compensation Committee Charter is attached as Appendix C to this proxy statement.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The Nominating Committee is currently composed of three outside directors: Drs. Goldring and von Morzé and Mr. Newman. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Dr. Gray was a member of the Nominating Committee until her term of office on the Board of Directors and Nominating Committee expired on May 20, 2009, at which time Dr. von Morzé joined the Nominating Committee. The Nominating Committee met twice during the fiscal year ended December 31, 2009. The Nominating Committee adopted a written Nominating Committee Charter in 2004 which is attached as Appendix D to this proxy statement.

The Nominating Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

With respect to director nominations, the Nominating Committee has recommended that Dr. Wick and Mr. Newman be nominated for re-election to serve as a directors. The Nominating Committee considered Dr. Wick’s extensive professional experience, including the variety of roles and responsibilities he has undertaken and performed in the biotechnology and pharmaceutical industries, his familiarity with the cancer drug development process, his professional relationships with investigators and key opinion leaders, and his experience in establishing partnering and collaborative business relationships. The Nominating Committee considered Mr. Newman’s professional training and experience in the biomedical industry, his legal training and experience, his relevant financial expertise, and his executive experience establishing and leading a medical company.

The Nominating Committee believes that each of the directors continuing in office is qualified to serve. The Nominating Committee considered Dr. Cantrall’s executive experience leading a major pharmaceutical company, his familiarity with the manufacturing and commercialization of new pharmaceuticals and related regulatory matters, his leadership of a biotechnology company involved in building collaborative pharmaceutical development relationships, and his experience in mergers and acquisitions. The Nominating Committee believes that Dr. Cantrall’s financial background and experience is especially valuable in his position as a member of the Audit Committee and qualification as an “audit committee financial expert.” The Nominating Committee considered Dr. Goldring’s role as an internationally recognized academic leader in the development of new medical therapies, his familiarity with the drug regulatory process in the United States, and his experience in basic clinical research administration. The Nominating Committee also believes that Dr. Goldring’s qualifications enable him to make an effective contribution to the medical and clinical understanding of the Board. The Nominating Committee considered Dr. von Morzé’s patent expertise and in particular his knowledge of international patent matters, his knowledge of the Company’s patent estate, and his experience advising a range of pharmaceutical and biotechnology clients on patent and related intellectual property matters.

With respect to diversity, the Nominating Committee seeks a diverse group of individuals who have a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties, and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating Committee annually reviews the Board’s composition in light of the company’s changing requirements.

The Nominating Committee uses the Board’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating Committee will consider, but not necessarily recommend to the Board, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 3165 Porter Drive, Palo Alto, CA 94304 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. The deadline for nominating a director for the 2011 Annual Meeting of Stockholders is December 10, 2010. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s Common Stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors met five times and acted three times by written consent during the last fiscal year. Each Board member attended 75% or more in the aggregate of the meetings of the Board of Directors held during the period for which he or she was a director. Each committee member attended 75% or more in the aggregate of the meetings of the committees on which he or she served, held during the period for which he or she was a committee member.

Attendance at Annual Meeting

It is the Company’s current policy to require directors to attend the Annual Meeting absent extraordinary circumstances. The 2009 Annual Meeting of Stockholders was attended by all of the members of the Board of Directors.

Stockholder Communications with the Board of Directors

The Nominating Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Telik Board Communication, c/o Stockholder Communications Officer, 3165 Porter Drive, Palo Alto, CA 94304. All communications must state the number of shares owned by the stockholder making the communication. Telik’s Stockholder Communications Officer, or SCO, will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered by the SCO to be appropriate.

Code of Conduct

The Company has adopted the Telik, Inc. Code of Conduct, a code of ethics with which every employee, director and consultant is expected to comply. The Code of Conduct was filed with the Securities and Exchange Commission with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable laws.

Report of the Audit Committee of the Board of Directors*

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is responsible for the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon.

In this context, the Audit Committee met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AV Section 380) and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received from the independent accountants pursuant to the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with the firm’s independence.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its annual audit and quarterly reviews, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee also has selected, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee:

Edward W. Cantrall

Steven R. Goldring

Richard B. Newman

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed management to submit to the stockholders for ratification the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Independent Registered Public Accounting Firm Fee Information

The following summarizes the fees billed by Ernst & Young LLP for audit, tax and other professional services for the years ended December 31, 2009 and 2008:

	December 31,
	2009	2008
Audit Fees (1)	$462,000	$614,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$462,000	$614,000

(1)	Audit Fees were for services associated with the annual audit, the reviews of the Company’s Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

(2)	There were no audit-related fees billed for the fiscal years ended December 31, 2009 and 2008.

(3)	Tax Fees would be for services in connection with tax compliance, tax planning and tax advice. As stated above, the Company incurred no such fees in the fiscal years ended December 31, 2009 and 2008.

(4)	There were no other fees for services by Ernst & Young LLP for the fiscal years ended December 31, 2009 and 2008.

The charter of the Audit Committee requires that the Audit Committee pre-approve the engagement of the Company’s independent registered public accounting firm, Ernst & Young LLP, to perform all proposed audit, review and attest services, as well as engagements to perform any proposed permissible non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. It is the Company’s practice to present any such proposed engagement to the Audit Committee for approval, either at a regularly scheduled or special meeting. In 2009, all of the services and related fees described above were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2009.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1)
Equity compensation plans approved by security holders	12,596,938	$6.99	3,209,085	(2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	12,596,938	$6.99	3,209,085	(2)

(1)	Each year on January 1, until January 1, 2010, the aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2000 Equity Incentive Plan (the “Incentive Plan”) is automatically increased by the lesser of 1,500,000 shares or 5% of the total number of shares of Common Stock outstanding on that date, or such lesser amount as may be determined by the Board of Directors. The Incentive Plan expired in March 2010 and no stock awards will be granted under this plan. In addition, each year on January 1, until January 1, 2010, the aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2000 Employee Stock Purchase Plan is automatically increased by the lesser of 150,000 shares or 1% of the total number of shares of Common Stock outstanding on that date, or such lesser amount as may be determined by the Board of Directors.

(2)	Includes 706,949 shares issuable under the 2000 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers and key personnel. Please see “Proposal 1—Election of Directors” for comparable information for the Company’s Board of Directors.

Executive Officers:

Name	Age	Position
Michael M. Wick, M.D., Ph.D.	64	President, Chief Executive Officer and Chairman
Cynthia M. Butitta	55	Chief Operating Officer and Chief Financial Officer
Marc L. Steuer	63	Senior Vice President, Business Development
William P. Kaplan, Esq.	56	Vice President, General Counsel and Corporate Secretary

Key Personnel:

Name	Age	Position
Gail L. Brown, M.D.	59	Senior Vice President and Chief Medical Officer
Steven R. Schow, Ph.D.	60	Vice President, Research

Set forth below is biographical information for each of the executive officers and key personnel.

Biographical information about Dr. Wick is included under the caption “Nominee for Election for a Three-Year Term Expiring at the 2013 Annual Meeting.”

Cynthia M. Butitta has served as the Company’s Chief Operating Officer and Chief Financial Officer since March 2001. She has served as the Company’s Chief Financial Officer since August 1998. From September 1997 through February 2001, Ms. Butitta provided financial consulting services as a partner in Altair Capital Associates LLC, which she co-founded in November 1998, and Butitta Consulting Services LLC, which she founded in September 1997. From December 1995 until September 1997, Ms. Butitta was Vice President of Finance and Administration and Chief Financial Officer for Connetics, Inc., a biotechnology company. From June 1994 until December 1995, she was Vice President of Finance and Administration and Chief Financial Officer for InSite Vision, Inc., a biotechnology company. From June 2000 to February 2002, Ms. Butitta was a director of Catalyst Semiconductor, Inc., a semiconductor products company. Ms. Butitta holds a B.S. degree in business and accounting from Edgewood College and an M.B.A. degree in finance from the University of Wisconsin, Madison.

Marc L. Steuer has served as the Company’s Senior Vice President, Business Development since October 2002. Prior to joining the Company, from 1994 to 2002, Mr. Steuer was associated with Pharmacyclics, Inc., a biotechnology company, most recently as Senior Vice President, Business Development. From 1992 to 1994, Mr. Steuer was with SciClone Pharmaceuticals, Inc., serving as Vice President, Finance and Chief Financial Officer and later as Executive Vice President, Business Development and Commercial Affairs. He also has held senior management positions at Pilkington Visioncare Group, a major division of Pilkington, plc, Syntex Corporation and international management consulting firms. Mr. Steuer holds B.S. and M.S. degrees in electrical engineering from Columbia University and an M.B.A. degree from New York University.

William P. Kaplan, Esq. has served as the Company’s Vice President and General Counsel since February 2006 and Vice President, Legal Affairs since April 2003. Mr. Kaplan has also served as the Company’s Corporate Secretary since May 2003. From 2000 to 2003, Mr. Kaplan was Vice President, General Counsel and Corporate Secretary of iPrint Technologies, a developer of Internet print technology. Prior to iPrint, Mr. Kaplan served as Vice President and General Counsel of Resumix, a publisher of enterprise human resources software subsequently acquired by Yahoo!. He also served as General Counsel of Netcom On-Line Communication Services, an Internet service provider, and Ungermann-Bass, a global manufacturer of network and telecommunications equipment. Mr. Kaplan has practiced law since 1982. He holds a B.A. degree in mathematics from the University of California, Santa Barbara, and a Juris Doctor degree from the School of Law at the University of California, Davis.

Gail L. Brown, M.D. has served as the Company’s Senior Vice President and Chief Medical Officer since November 2001. Dr. Brown has served as a consultant to the Company on matters related to clinical development of the Company’s product candidates since October 1998. Prior to joining the Company, Dr. Brown was a Managing Director at The Palladin Group, LP, and Tanager Capital Group, LLC, entities specializing in investment advisory services, from January 2001 to October 2001. She was a co-founder and partner of Altair Capital Associates LLC, specializing in biotechnology investment advisory services, from November 1998 to January 2001. Dr. Brown has served as a consultant and a member of clinical and scientific advisory boards at numerous public and private biotechnology companies from 1995 to 2001. She began her career at the Harvard Medical School, where she served on the faculty in the Department of Medicine, Division of Hematology and Oncology from 1980 to 1995. Dr. Brown received her M.D. degree from The University of Rochester School of Medicine and an M.B.A. degree in finance from St. Mary’s College of California School of Economics and Business Administration.

Steven R. Schow, Ph.D., has served as the Company’s Vice President, Research since March 2000. He served as the Company’s Senior Director of Medicinal Chemistry from March 1998 until March 2000. Prior to joining the Company, Dr. Schow served as a Director of Medicinal Chemistry at CV Therapeutics, Inc., a biotechnology company, from May 1995 to March 1998. He served as a Senior Group Leader at Lederle Laboratories, a division of American Cyanamid from November 1991 until May 1995. Dr. Schow was a post doctoral fellow in organic chemistry at the University of California at Los Angeles and the University of Pennsylvania. Dr. Schow holds a Ph.D. degree in organic chemistry from the University of California at San Diego and a B.S. degree in chemistry from California State University, Los Angeles.

The Company’s executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock by: (a) each director; (b) each nominee for director; (c) each of the executive officers named in the Summary of Compensation Table; (d) all executive officers and directors of the Company as a group; and (e) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All of the information in this table is as of March 1, 2010, unless otherwise noted in the appropriate footnote to the table.

Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date that information is provided. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by the person (and only that person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 1, 2010, there were 53,522,329 shares of Common Stock outstanding.

Beneficial Owner (1)	Number of Shares Owned (2)		Right to Acquire within 60 days (3)		Beneficial Ownership Total	Percent of Total
Entities affiliated with Eastbourne Capital Management, L.L.C. (4)	11,850,000		—		11,850,000	22.14%
1101 Fifth Avenue, Suite 370, San Rafael, CA 94901
Entities affiliated with OppenheimerFunds, Inc. (5)	10,463,730		—		10,463,730	19.55%
Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008
Michael M. Wick, M.D., Ph.D.	179,207	(6)	2,152,500	(7)	2,331,707	4.19%
Cynthia M. Butitta	43,861		845,208		889,069	1.64%
Marc L. Steuer	8,823		325,000		333,823	*
William P. Kaplan, Esq.	2,685		311,250		313,935	*
Edward W. Cantrall, Ph.D.	54,000	(8)	48,334		102,334	*
Steven R. Goldring, M.D.	—		48,334		48,334	*
Richard B. Newman, Esq.	23,472	(9)	43,334		66,806	*
Herwig von Morzé, Ph.D	22,000		38,334		60,334	*
All executive officers and directors as a group (8 persons) (10)	334,048		3,812,294		4,146,342	7.23%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13G/A filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 53,522,329 shares outstanding on March 1, 2010.

(2)	Excludes shares issuable pursuant to stock options exercisable within 60 days of March 1, 2010.

(3)	Shares issuable pursuant to stock options exercisable within 60 days of March 1, 2010.

(4)

The amount shown and the following information were provided by Eastbourne Capital Management, L.L.C. (“Eastbourne”) pursuant to the Schedule 13G/A filed on February 12, 2010, indicating beneficial ownership as of December 31, 2009. The Schedule 13G/A indicates that Eastbourne has shared voting and dispositive power with respect to 11,850,000 shares. According to the Schedule 13G/A, Richard Jon Barry holds shared voting and dispositive power with respect to 11,850,000 shares, Black Bear Fund I, L.P. holds shared voting and dispositive power with respect to 3,407,021 shares, Black Bear Fund II, L.L.C holds shared voting and dispositive power with respect to 3,284,750 shares, and Black Bear Offshore Master Fund, L.P. holds shared voting and dispositive power with respect to 3,294,590 shares. Barry and Eastbourne each disclaims beneficial ownership of Common Stock, except to the extent of its or his respective pecuniary interest therein. Barry and Eastbourne filed the Schedule 13G/A jointly as a group, but disclaim membership in a group, within the meaning of Rule 13d-5(b) (“Rule 13(d)-5(b)”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) , with Black Bear Offshore, Black Bear I, Black Bear II or any other person or entity. Black Bear Offshore, Black Bear I and Black Bear II each filed jointly with the other Filers, but not as a member of a group, and each disclaims membership in a group, within the meaning of Rule 13d-5(b), with the other Filers or any other person or entity. In addition, the filing of the Schedule 13G/A on behalf of Black Bear Offshore, Black Bear I or Black Bear II should not be construed as an admission that either of them are, and each disclaim that it is, the beneficial owner (as defined in Rule 13(d)-3 under the 1934 Act), of any Common Stock.

(5)	The amount shown and the following information were provided by OppenheimerFunds, Inc. pursuant to the Schedule 13G/A filed on February 3, 2010, indicating beneficial ownership as of December 31, 2009. The Schedule 13G/A indicates that OppenheimerFunds, Inc. has shared voting and dispositive power with respect to 10,463,730 shares. According to the Schedule 13G/A, Oppenheimer Global Opportunities Fund has shared voting and dispositive power with respect to 10,463,730 shares.

(6)	Includes 46,816 shares held by Dr. Wick’s spouse.

(7)	Includes 980,208 shares issuable to Dr. Wick’s spouse pursuant to stock options exercisable within 60 days of March 1, 2010.

(8)	Includes 20,000 shares held by Dr. Cantrall’s spouse.

(9)	Includes 15,000 shares held by the D&R Products Co., Inc. 401(k) and Profit Sharing Plan, of which Mr. Newman and his spouse are trustees.

(10)	See footnotes 6-9 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations, the Company believes that all Forms 3, 4 and 5 required to be filed were filed on time during the fiscal year ended December 31, 2009.

COMPENSATION OF DIRECTORS

Employee directors do not receive any separate compensation for their Board of Directors activities. Non-employee directors receive the compensation described below.

Each non-employee director of the Company was entitled to receive quarterly cash compensation of $8,000 from the Company for serving on the Board of Directors during the year ended December 31, 2009. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board of Directors and Committee meetings in accordance with Company policy.

Each non-employee director of the Company also was entitled to receive stock option grants under the 2000 Non-Employee Directors’ Stock Option Plan, as amended February 20, 2008 (the “Directors’ Plan”). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. Each person who was elected or appointed to serve as a non-employee director for the first time was granted an option to purchase 20,000 shares of Common Stock upon such election or appointment. On the day following each Annual Meeting (or the next business day should such date be a legal holiday), each member of the Company’s Board of Directors who was not an employee of the Company or, where specified by the non-employee director, an affiliate of the director, was automatically granted under the Directors’ Plan without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock or an option to purchase an amount of shares prorated for the part of the year served as a non-employee director. The Directors’ Plan expired by its terms in March 2010 and no further grants will be made to new or existing directors thereunder.

The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of Common Stock subject to the option on the date of the option grant (determined in accordance with the terms of the Directors’ Plan based on the closing sales price reported on the NASDAQ Global Market). The options have a term of 10 years. Options granted under the Directors’ Plan vest as follows: 25% of the shares subject to each option will vest on the first anniversary of the grant date and the remainder will vest in equal monthly installments over the next three years. The vesting of each option will cease on the date the non-employee director holding the option ceases to provide services (whether as a director or consultant) to the Company or one of the Company’s affiliates. Options terminate three months after the non-employee director’s service with the Company or its affiliates terminates. However, if termination of service is due to the non-employee director’s death, or if the non-employee director dies within three months after his or her service terminates, the exercise period will be extended to 18 months following death. No option is exercisable after the expiration of 10 years from the date it was granted. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding under the Directors’ Plan may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options held by those directors whose continuous service has not terminated accelerate in full and the options terminate if not exercised at or prior to the change of control transaction.

On May 21, 2009, the Company granted options covering 10,000 shares to each of Drs. Cantrall, Goldring, von Morzé and Mr. Newman at an exercise price of $0.52 per share. The exercise price per share for each option is equal to the fair market value of Common Stock on the date of grant (determined in accordance with the terms of the Directors’ Plan based on the closing sales price reported on the NASDAQ Global Market).

As of March 1, 2010, options to purchase a total of 245,000 shares of Common Stock were outstanding under the Directors’ Plan. The Directors’ Plan expired in March 2010 and no new options will be granted under this plan.

2009 Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Edward W. Cantrall, Ph.D.	32,000	4,061	—	36,061
Robert W. Frick (2)	8,000	-0-	—	8,000
Steven R. Goldring, M.D.	32,000	4,061	—	36,061
Mary Ann Gray, Ph.D. (3)	16,000	-0-	—	16,000
Richard B. Newman, Esq.	32,000	4,061	—	36,061
Herwig von Morzé, Ph.D	32,000	4,061	—	36,061

(1)	The amounts in this column represent the full grant date fair values of the options granted computed in accordance with FASB Accounting Standard Codification 718, or “ASC 718”, “Compensation-Stock Compensation”, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions with respect to these grants, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December, 31, 2009, as filed with the SEC.

(2)	Mr. Frick resigned from the Board of Directors on February 20, 2009.

(3)	Dr. Gray did not stand for reelection at the Company’s annual meeting of stockholders on May 20, 2009, at which time her term of office expired.

The following table shows for each named non-employee director (a) the grant date of each option granted to the named non-employee directors in 2009 fiscal year, (b) the exercise price, (c) the grant-date fair value of that option as calculated in accordance with ASC 718 and (d) the aggregate number of shares subject to all outstanding options held by that individual as of December 31, 2009:

Name of Director	Option Grant Date	Exercise Price Per Share ($)	ASC 718 Grant- date Fair Value ($)	Number of Shares of Common Stock Subject to All Outstanding Options Held as of December 31, 2009
Edward W. Cantrall, Ph.D.	May 21, 2009	0.52	4,061	65,000
Steven R. Goldring, M.D.	May 21, 2009	0.52	4,061	65,000
Richard B. Newman, Esq.	May 21, 2009	0.52	4,061	60,000
Herwig von Morzé, Ph.D	May 21, 2009	0.52	4,061	55,000

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2009 should be read together with the compensation tables and related disclosures set forth below.

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program during 2009 for:

•	Dr. Michael M. Wick, our President, Chief Executive Officer, and Chairman of the Board of Directors (our “Chief Executive Officer”);

•	Cynthia M. Butitta, our Chief Operating Officer and Chief Financial Officer;

•	Marc L. Steuer, our Senior Vice President, Business Development;

•	William P. Kaplan, our Vice President, General Counsel, and Corporate Secretary; and

•	Dr. Stefan Ryser, our Senior Vice President, Corporate Strategy. (1)

In this Compensation Discussion and Analysis, these executive officers are referred to collectively as the “Named Executive Officers” and Telik, Inc. is referred to as “our,” “us,” “we,” or the “Company.”

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, the governance of our executive compensation program, and each compensation element that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Committee”) arrived at specific compensation policies and decisions involving our executives during 2009.

Executive Compensation Philosophy and Objectives

Compensation Philosophy

We use our executive compensation program to ensure the successful execution of our annual and long-term strategic business plan, thereby creating long-term value for our stockholders. To achieve these goals, our executive compensation program is designed to motivate, reward and retain our executives and align their interests with those of our stockholders, all within the context of responsible cost management. In practice, this means that to successfully design our executive compensation program, the Committee must take into account the competitive market for qualified executive talent in the life sciences field, our industry’s long product cycles, the level of risk associated with executing our business plan, and the competition from much larger and better capitalized companies.

Compensation Objectives

Consistent with this philosophy, our executive compensation program is designed to achieve four primary objectives:

•	Establish a direct correlation between compensatory rewards and both business results and individual performance;

•	Align the interests and objectives of management and employees with driving our growth and creating stockholder value;

•	Share the enterprise value created by our executives through the distribution of equity to them; and

•	Provide health and welfare protection to assist our executives and their families, and retirement security through a tax-qualified retirement savings program.

(1)	Dr. Ryser resigned from the Company effective August 1, 2009.

Compensation Mix

Consistent with these objectives, the Committee provides a mix of compensation elements primarily composed of base salary, an annual incentive award, and long-term incentive compensation in the form of equity awards. Each of these elements is discussed in greater detail below. In addition, we provide our executives, including the Named Executive Officers, with health and welfare benefits and a tax-qualified retirement savings program on substantially the same terms and conditions as these benefits are provided to our other full-time salaried employees. With the exception of our Chief Executive Officer, we do not provide severance benefits to our executives, including the other Named Executive Officers.

The Committee determines the form and amount of each compensation element independent of each other compensation element to ensure the desired objectives for that element (as described below) are met. Generally, the Committee does not evaluate the mix between short-term and long-term compensation or between cash and equity compensation in making its decisions. Upon completing its determination of each compensation element, the Committee reviews the value of the total direct compensation of each executive to ensure that, in the aggregate, this amount is reasonable, appropriate from an internal equity standpoint and consistent with market norms and competitive compensation practices.

Compensation Positioning

In determining the compensation of our executives, including the Named Executive Officers, the Committee considers the following factors:

•	Our continued development of our drug candidates;

•	Our executives’ individual performance during the year;

•	Our executives’ contributions during the year;

•	Competitive compensation practices as reflected by our peer group (as described below);

•	The scope of each executive’s role compared to the roles of similarly-situated executives at companies in our peer group; and

•	Our financial condition and cash flow.

While the Committee does not seek to set any individual compensation element or the total direct compensation of our executives at a specific percentile level or within a specific percentile range of market practice, it does assess the competitiveness of our executive compensation program by reviewing the executive compensation practices of a select group of life science companies (the “Peer Group”) when appropriate.

For 2009, the Committee did not set the executive compensation program based on compensation levels of our peer group companies or market practices. Instead, the Committee decided at the beginning of the year not to make any adjustment to the Named Executive Officers compensation until there was better visibility on the state of the economy and the direction of the Company. Accordingly, the Committee decided to keep executive base salaries at their 2008 levels and to not pay any cash bonuses for 2009.

Governance of Executive Compensation Program

Role of the Compensation Committee

The Committee acts on behalf of our Board of Directors to fulfill its responsibilities to set and oversee the compensation of our executives. Specifically, the Committee reviews and approves the (i) base salaries, (ii) annual incentive award opportunities and payouts, (iii) long-term incentive compensation, (iv) post-employment payments and benefits, and (v) other compensation and benefits, if any, for our executives, including the Named Executive Officers.

The Committee reviews annually the base salaries, as well as the annual incentive award opportunities, of our executives, including the Named Executive Officers, with any compensation adjustments or changes becoming effective on January 1st of each year. Equity awards are generally considered and made at this same time following consideration of corporate and individual performance. For 2009, the Committee decided at the beginning of the year not to make any adjustment to the Named Executive Officers compensation until there was better visibility on the state of the economy and the direction of the Company.

The Committee regularly reports to, and consults with, our Board of Directors on the results of its reviews and any actions it takes or proposes to take with respect to compensation policies and decisions for our executives, including the Named Executive Officers.

Role of Management

In carrying out its responsibilities, the Committee consults with our Chief Executive Officer, who provides information on our corporate performance and the individual performance and contributions of each of the other Named Executive Officers for the year and presents to the Committee his compensation recommendations (except with respect to his own compensation). Our Chief Executive Officer also participates in the Committee’s discussion of the corporate goals that are used in the Committee’s determination of annual incentive award payouts. While the Committee solicits and reviews our Chief Executive Officer’s recommendations as part of its deliberations, the information and recommendations that he provides are only two factors that the Committee considers in determining the compensation of our executives, including the Named Executive Officers.

Our Chief Executive Officer does not participate in the deliberations on any aspect of his own compensation.

Role of Compensation Consultant

The Committee has engaged Compensia, Inc. (“Compensia”) to assist it in analyzing executive compensation practices and formulating compensation decisions for our executives. In 2009, Compensia provided guidance on the impact of the ongoing economic recession on compensation decisions of comparable biotechnology companies, and discussed methods to allocate stock option grants to the employees, including the Named Executive Officers.

Compensia serves at the discretion of the Committee. Compensia did not provide any other services to the Company in 2009.

Compensation Elements

The primary elements of our executive compensation program are base salary, an annual incentive award opportunity, and long-term incentive compensation in the form of an equity award.

Base Salary

Base salary represents the fixed portion of our executives’ compensation. As noted above, typically the Committee reviews the base salaries of our executives, including the Named Executive Officers, annually.

In the fourth quarter of 2008, our Chief Executive Officer presented to the Committee his assessment of the performance and contributions of our other executives and recommended that, in view of the uncertain economy and the need to conserve cash, it would not be appropriate to adjust base salaries. The Committee considered his recommendations, along with the factors set forth under “Compensation Positioning” above, and determined that the base salaries of our executives were appropriate. Accordingly, the Committee decided to maintain the base salaries of our executives, including the Named Executive Officers, for 2009 at their 2008 levels.

Annual Incentive Awards

In general, we reward our executives, including the Named Executive Officers, for exceptional corporate and individual performance through our Executive Officer Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment of cash awards ranging from 0 to 150% of each executive’s base salary, although there is no specific target annual incentive award opportunity for any executive.

Annual incentive award payouts are determined by the Committee after considering our corporate performance for the last completed fiscal year, each individual executive’s performance and contributions, and our then-current and anticipated cash reserves. Satisfactory individual performance is required to receive an award payout, but the payout is primarily influenced by the executive’s contributions in achieving our corporate goals for the year. Although achievement of our corporate goals is an important factor in deciding whether to make, and the amount of, any award payouts, the Committee maintains the discretion to adjust the award payouts and may determine that no award payout is appropriate even if the corporate goals are achieved.

To assist our executive officers to focus on achieving the desired corporate performance for the year, the Board of Directors establishes overall corporate goals that it believes should be accomplished by the Company during the year. The Compensation Committee then designates specific corporate goals to be used in evaluating and determining annual incentive award payouts to the executive officers based on the overall corporate goals established by the Board. The Compensation Committee then communicates these specific corporate goals to the Board of Directors, which may adjust the goals as it considers advisable. In addition, the Board or Committee may revise the goals during the year to take into account any change in overall economic, industry or Company specific circumstances.

In December 2008 and February 2009, the Committee established the following key corporate goals for 2009: (i) advancement of the clinical development of TELINTRA through clinical trials; (ii) development of a three-year strategic plan to maximize the value of TELCYTA and TELINTRA; (iii) presentation of ASSIST-5 data at a scientific meeting; and (iv) maintenance of a strong balance sheet and reduction of operating expenses.

In November 2009, the Committee reviewed our performance, as well as the individual performance and contributions of each of our executives for the year. The Committee determined that, although the corporate goals established at the beginning of the year had been substantially achieved, in view of the continuing impact on the economy of the global recession, its impact on the biotechnology industry and the financial condition of the Company, the Company’s current and anticipated cash reserves, and the Company’s product development and other challenges, there should be no annual incentive awards for 2009 to our executives, including the Named Executive Officers.

Long-Term Incentive Compensation

Our long-term incentive compensation practices are designed to reflect a balance between stockholders’ dilution concerns and our need to remain competitive in recruiting and retaining executive talent. The Committee believes that our long-term incentive compensation program should focus our executives on stockholder value creation through sustained long-term corporate performance, as well as motivate them and retain their services in a competitive job market by providing significant long-term earnings potential.

Our long-term incentive compensation consists entirely of stock option grants. The Committee believes that, at this stage of our development, stock options provide our executives, including the Named Executive Officers, and other employees with appropriate incentives to increase stockholder value as well as the best structure to meet our motivation and retention objectives. Stock options (which are granted with an exercise price equal to the fair market value of our common stock on the grant date) reward our executives only to the extent that our stock price appreciates following their grant date.

Generally, we grant stock options upon the initial hire of an executive and in connection with any promotion. In addition, the Committee determines whether each executive, including the Named Executive Officers, should receive an annual equity award based on its evaluation of corporate performance, individual performance and contributions, Peer Group practices, the scope of each executive’s role compared to other similarly-situated executives at companies in our Peer Group and the current value of an executive’s vested and unvested equity holdings. Stock options are granted pursuant to our Stock Option Grant Policy, as described below.

In November 2009, the Committee approved stock option grants for our executives, including the Named Executive Officers. These awards, which were based primarily on the Committee’s assessment of our progress against the corporate goals described above and the recommendations of our Chief Executive Officer (except with respect to his own award) based on his assessment of each executive’s individual performance for 2009 and contribution to our overall corporate goals, were as follows:

Named Executive Officer	Number of Shares	Grant Date Fair Value	Vesting Requirements
Dr. Michael M. Wick	550,000	$339,460	Service-based (1)
	300,000	$150,618	Performance-based (2)

Cynthia M. Butitta	350,000	$216,020	Service-based (1)
	125,000	$62,758	Performance-based (2)

Marc L. Steuer	125,000	$77,150	Service-based (1)
	125,000	$62,758	Performance-based (2)

William P. Kaplan	125,000	$77,150	Service-based (1)
	125,000	$62,758	Performance-based (2)

(1)	These stock options vest as to 50% of the underlying shares upon the first anniversary of the date of grant and thereafter as to 1/24th of the underlying shares monthly during the following 12 months.
(2)	These stock options vest as to all of the underlying shares upon the earlier to occur of (i) a change in control of the Company as defined in the Incentive Plan or (a) a determination by the Board of Directors that the Company has consummated a significant transaction involving one or more of its then-clinical stage products.

Benefits

Our executives, including the Named Executive Officers, are provided with a health and welfare benefit program, as well as the opportunity to participate in a tax-qualified Section 401(k) profit sharing-plan. Our executives participate in these programs on substantially the same terms and conditions as our other salaried employees. We also offer all employees, including our executives, the opportunity to purchase shares of our common stock at a discount under our 2000 Employee Stock Purchase Plan.

Except as described in the following sentence, we did not provide the Named Executive Officers with any additional perquisites or other personal benefits during 2009. In connection with the preparation of a Transition and Release Agreement for Dr. Ryser, we paid his attorneys fees in the amount of $25,000.

Employment Agreements and Post-Employment Compensation

Except with respect to our Chief Executive Officer, we do not have written employment agreements with any of the Named Executive Officers. Our Chief Executive Officer’s employment agreement contains the terms of his employment, including his initial base salary, annual cash incentive award opportunity, long-term equity incentive awards, in-service benefits, and certain post-employment benefits, as described below. This agreement provides our Chief Executive Officer with job security for the term of the agreement by specifying the reasons for which his employment may be terminated by our Board of Directors.

For a detailed discussion of the employment agreements of our Chief Executive Officer, see “Employment, Severance, and Change of Control Agreements” below.

We maintain a Change in Control Severance Benefit Plan (the “Severance Plan”) that currently provides certain protections for our Chief Executive Officer, supporting his continued attention and dedication to his responsibilities and duties, and thus assists us in operating in the best interests of our stockholders. We believe that the uncertainty that can arise from concerns about potential job loss in connection with the occurrence of a change in control of the Company can result in the distraction or untimely departure of key executives. The Severance Plan helps to mitigate our retention risk, as well as provide to our Chief Executive Officer an additional incentive to remain employed with us in the event of a potential transaction that could involve a change in control of the Company.

The Severance Plan provides that our Chief Executive Officer will receive certain payments and benefits if his employment is terminated by us without “cause” or if he resigns for “good reason” (as those terms are defined in the Severance Plan), if the termination of employment occurs following a change in control of the Company (as that term is defined in the Severance Plan). The Committee reviewed the payments and benefits provided under the Severance Plan during 2009 and determined that the payments and benefits provided under the Severance Plan were reasonable and appropriate at this time.

In addition, our Chief Executive Officer has a severance provision in his employment agreement that provides him with severance benefits in the event of a termination of his employment by the Company without “cause” (as defined in the employment agreement) apart from a change in control of the Company. These payments and benefits were negotiated with our Chief Executive Officer as part of his initial hiring and were set forth in his initial employment agreement, which was amended in December 2008. At the time of his hiring, the Committee believed that the provision of these payments and benefits was necessary for inducing him to join the Company and that these payments and benefits were within market norms. The Committee believes that the continued provision of these benefits to our Chief Executive Officer aids in his retention and that the level of payments and benefits continues to be reasonable and within market norms.

For a description of the potential payments and benefits for our Chief Executive Officer pursuant to these arrangements, see “Employment, Severance, and Change of Control Agreements” below.

Departure of Dr. Ryser

On June 12, 2009, the Company and Dr. Stefan Ryser, then the Company’s Senior Vice President of Corporate Strategy, entered into an agreement pursuant to which Dr. Ryser resigned from employment effective August 1, 2009. Dr. Ryser agreed to provide consulting services to the Company for up to eight months following the termination of his employment and was entitled to receive approximately $27,000 per month under the agreement. The agreement also provided for reimbursement by the Company for continuing medical benefits in the amount of $4,775 during his consulting period, as well as $40,000 in relocation assistance and $25,000 in attorneys’ fees.

Other Compensation Policies

Equity Grant Practices

Our Stock Option Grant Policy is intended to ensure there is no coordination between the grant of stock options and the release of material non-public information with respect to option grants to new hires and to limit the grant of stock options to existing employees to such times when the disclosure of any material non-public information is most likely to have occurred.

In accordance with this policy, grant dates and exercise prices for new hire awards are the first day of the month following the employee’s start date and annual and performance awards granted to our continuing employees are made and exercise prices set on the third business day following the announcement of year end or quarterly financial results. If our trading window is closed on such date, then the option grant date for these awards is the first business day after the opening of the trading window.

For all option grants, the exercise price is determined based on the closing market price of our common stock on the date of grant.

Stock option grants to the Named Executive Officers, any 10% stockholders, and members of our Board of Directors are determined by the Committee.

As permitted by its Charter, the Committee has delegated its authority to our Chief Executive Officer to grant stock options to employees other than our executives, any 10% stockholder, or members of our Board of Directors. These stock option grants are ratified by the Committee at its first meeting following the date of grant. Stock option grants made by our Chief Executive Officer must have an exercise price equal to the closing market price of our common stock on the date of the grant, comply with the grant date guidelines in the Stock Option Grant Policy, and may not be for more than 50,000 shares per individual per award.

The Company granted stock options to its employees, including executive officers, under its Incentive Plan, as amended. The Incentive Plan expired in March 2010 and no new stock awards will be granted under this plan.

Clawback of Executive Officer Incentive Awards

The Committee has not considered whether it would adjust or attempt to recover incentive awards paid to our executives, including the Named Executive Officers, if the relevant performance objectives upon which such awards were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts awarded or paid. In accordance with Section 304 of the Sarbanes-Oxley Act of 2002, however, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation she, he, or they receive from us under certain circumstances.

Rule 10b5-1 Trading Plans

Each of our employees, including the Named Executive Officers, and our directors may enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1. None of our directors or Named Executive Officers has in effect a written plan for automatic trading.

Stock Ownership Guidelines

Currently, we do not have stock ownership guidelines. The Committee has discussed ownership guidelines and has determined that such guidelines are not appropriate at this time. The Committee expects to reexamine the appropriateness of ownership guidelines from time to time based on our development.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated executive officers (other than its chief financial officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

The Committee considers the potential effects of Section 162(m) on the compensation paid to our Named Executive Officers. The Committee has examined our current executive compensation program and determined that none of the Named Executive Officers received compensation in 2009 that would not be deductible under Section 162(m). The Committee will continue to monitor the deductibility of our executive compensation, and make adjustments to our executive compensation program, as circumstances warrant.

Taxation of Deferred Compensation

Section 409A of the Internal Revenue Code imposes additional, significant taxes in the event that an executive officer, director or other service provider receives certain “deferred compensation” that either fails to qualify for an exception to the application of Section 409A or fails to satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain severance arrangements and equity awards. Consequently, to avoid additional taxes under Section 409A, we developed the severance arrangement described above and structured our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting Considerations

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (formerly known as SFAS 123(R)), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

The effect of the compensation expense under ASC 718 is one consideration of the Committee in granting stock options; however, since we are not consistently generating revenue at this time, the compensation expense attributable to stock option grants is not currently a significant factor in our compensation decisions at this time.

Compensation Committee Interlocks and Insider Participation

The Company had no Compensation Committee interlocks or insider participation to disclose for the 2009 fiscal year.

Report of the Compensation Committee of the Board of Directors*

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard B. Newman

Steven R. Goldring

Herwig von Morzé

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION POLICIES AND RISKS AS THEY RELATE TO MANAGEMENT

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs. In particular, the Compensation Committee assessed whether any such programs encourage excessive or inappropriate risk taking. The Compensation Committee considered the allocation of compensation among base salary, annual cash incentive awards and long term equity incentive compensation, and our approach to establishing company-wide and individual financial, operational and other performance targets, which assists in mitigating excessive risk-taking that could harm our value. The assessment resulted in a determination that our current compensation programs, practices or policies facilitate the appropriate balance between prudent business risk and resulting compensation that does not encourage excessive risk-taking or create potential risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years 2007, 2008 and 2009 compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and its three other most highly compensated executive officers at December 31, 2009 (the “Named Executive Officers”). There were no other executive officers during this period.

Name and Principal Position	Year	Salary ($)		Bonus $ (1)	Option Awards $ (2)(3)		All Other Compensation ($)		Total ($)
Michael M. Wick	2009	514,000	(4)	-0-	490,078		-0-		1,004,078
President, Chief Executive Officer and Chairman	2008	514,000	(4)	-0-	651,181		-0-		1,165,181
	2007	494,000	(4)	275,000	-0-		-0-		769,000

Cynthia M. Butitta	2009	379,000		-0-	278,778		-0-		657,778
Chief Operating Officer and Chief Financial Officer	2008	379,000		-0-	469,616		-0-		848,616
	2007	344,000		175,000	-0-		-0-		519,000

Marc L. Steuer	2009	300,000		-0-	139,908		-0-		439,908
Senior Vice President, Business Development	2008	300,000		-0-	37,686		-0-		337,686
	2007	300,000		-0-	515,588		-0-		815,588

William P. Kaplan	2009	264,000		-0-	139,908		-0-		403,908
Vice President, General Counsel and Corporate Secretary	2008	264,000		-0-	90,096		-0-		354,096
	2007	240,000		75,000	356,070		-0-		671,070

Stefan Ryser	2009	189,583		-0-	-0-		202,922	(5)	392,505
Former Senior Vice President, Corporate Strategy	2008	135,417	(6)	-0-	159,794	(7)	72,250	(8)	367,461

(1)	The Company’s cash bonuses were awarded in the year noted and paid in the subsequent year.

(2)	The amounts in this column represent the aggregate full grant date fair values of options (including performance-based options) granted to each of the Named Executive Officers computed in accordance with ASC 718, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December, 31, 2009, as filed with the SEC and the following footnote 3 to this Summary Compensation Table. The amounts reported for these options may not represent the actual economic values that the Named Executive Officers will realize from these options as the actual value realized will depend on the Company’s performance, stock price and their continued employment.

(3)	Amounts reflected in this column include both time vested and performance vested options. For performance-based options granted to the Named Executive Officers in the Company’s fiscal years 2007, 2008 and 2009, valuation assumptions used and the aggregate values of the performance-based options on the date of grant are set forth in the tables below:

Valuation Assumptions	2009	2008	2007
Weighted average risk-free interest rate	0.88%	2.29%	4.66%
Weighted average expected volatility	127.39%	91.13%	71.98%
Weighted average expected life (in years)	2.0	3.0	4.0
Weighted average dividend yield	—	—	—

	2009 Performance-based Options		2008 Performance-based Options		2007 Performance-based Options
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
Michael M. Wick	150,618	150,618	125,621	125,621	—	—
Cynthia M. Butitta	62,758	62,758	94,216	94,216	—	—
Marc L. Steuer	62,758	62,758	37,686	37,686	248,535	248,535
William P. Kaplan	62,758	62,758	—	—	—	—
Stefan Ryser	—	—	30,845	30,845	—	—

(4)	Dr. Wick is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.

(5)	Consists of $40,000 in relocation assistance paid to Dr. Ryser in connection with the agreement concerning his resignation from the Company on August 1, 2009 (“Termination Agreement”), $135,417 in fees earned as a consultant for the Company after his resignation, $2,505 paid for his medical benefits, and $25,000 paid on behalf of Dr. Ryser to his attorney pursuant to the Termination Agreement.

(6)	Dr. Ryser was appointed by the Board of Directors as Senior Vice President, Corporate Strategy of the Company in August 2008, and since such appointment, Dr. Ryser was not compensated for his service to the Company as a member of the Board of Directors.

(7)	Consists of 10,000 stock options with a full grant date fair value of $14,049 made in connection with Dr. Ryser’s service as a director, 250,000 time vested stock options with a full grant date fair value of $114,900 and 75,000 performance-based stock options with a full grant date value of $30,845 made in connection with Dr. Ryser’s employment with the Company.

(8)	Consists of a $50,000 relocation bonus paid to Dr. Ryser in connection with his appointment as Senior Vice President, Corporate Strategy of the Company, and $22,250 in fees earned as a non-employee director prior to his appointment as an executive officer.

Grants of Plan-Based Awards in 2009

The following table provides information about plan-based awards granted to the Named Executive Officers in 2009 including, without limitation: (a) the grant date, (b) all other option awards, which consist of the number of shares underlying stock options awarded to the Named Executive Officers, (c) the exercise price of the stock option awards, which reflect the closing fair market value of Common Stock on the date of grant and (d) the grant date fair value of each option award valued in accordance with ASC 718.

Name and Principal Position	Grant Date	Compensation Committee Approval Date (1)	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($) (1)	Full Grant Date Fair Value ($)(2)
Michael M. Wick	11/18/2009	11/17/2009	550,000	(3)	0.79	339,460
President, Chief Executive Officer and Chairman	11/18/2009	11/17/2009	300,000	(4)	0.79	150,618

Cynthia M. Butitta	11/18/2009	11/17/2009	350,000	(3)	0.79	216,020
Chief Operating Officer and Chief Financial Officer	11/18/2009	11/17/2009	125,000	(4)	0.79	62,758

Marc L. Steuer	11/18/2009	11/17/2009	125,000	(3)	0.79	77,150
Senior Vice President, Business Development	11/18/2009	11/17/2009	125,000	(4)	0.79	62,758

William P. Kaplan	11/18/2009	11/17/2009	125,000	(3)	0.79	77,150
Vice President, General Counsel and Corporate Secretary	11/18/2009	11/17/2009	125,000	(4)	0.79	62,758

Stefan Ryser	N/A	N/A	-0-		N/A	-0-
Former Senior Vice President, Corporate Strategy (5)

(1)	The exercise price for the stock options granted was the closing fair market value of the Company’s stock on the date of grant.

(2)	The amounts in this column represent the full grant date fair values of the options (including performance-based options) granted to each of the Named Executive Officers computed in accordance with ASC 718, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions with respect to these grants, refer to the “Stock-based Compensation” and “Valuation Assumptions” under the “Notes to the Financial Statements” in the Company’s Form 10-K for the year ended December, 31, 2009, as filed with the SEC and the above footnote 3 to the Summary Compensation Table.

(3)	Shares subject to the option vest over two years; 50% of the shares vest one year following the grant date and 1/24th of the shares vest monthly thereafter.

(4)	Vesting will be 100% upon the earlier of (a) the consummation of a change of control of the Company as defined in the Incentive Plan, or (b) a determination by the Company’s Board of Directors that the Company has consummated a significant transaction involving one or more of its then clinical stage products.

(5)	Dr. Ryser resigned from the Company effective August 1, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on the current holdings of stock options by the Named Executive Officers. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

Outstanding Equity Awards at Fiscal Year-End

Name and Principal Position	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael M. Wick	12/05/2000		200,000	-0-		8.25	12/05/2010
President, Chief	02/13/2002		150,000	-0-		10.27	02/13/2012
Executive Officer	02/21/2003		75,000	-0-		11.16	02/21/2013
and Chairman	01/22/2004		150,000	-0-		24.13	01/22/2014
	12/10/2004		150,000	-0-		18.86	12/10/2014
	01/06/2005		125,000	-0-		18.93	01/06/2015
	03/10/2006		131,250	8,750		20.30	03/10/2016
	03/03/2008	(A)	153,125	196,875		2.19	03/03/2018
	03/03/2008	(B)	-0-		100,000	2.19	03/03/2018
	11/18/2009	(A)	-0-	550,000		0.79	11/18/2019
	11/18/2009	(B)	-0-		300,000	0.79	11/18/2019

Cynthia M. Butitta	09/11/2000		25,000	-0-		10.13	09/11/2010
Chief Operating	03/13/2001		240,000	-0-		3.81	03/13/2011
Officer and Chief	05/14/2002		100,000	-0-		10.26	05/14/2012
Financial Officer	02/21/2003		50,000	-0-		11.16	02/21/2013
	01/22/2004		100,000	-0-		24.13	01/22/2014
	12/10/2004		100,000	-0-		18.86	12/10/2014
	03/10/2006		93,750	6,250		20.30	03/10/2016
	03/03/2008	(A)	109,375	140,625		2.19	03/03/2018
	03/03/2008	(B)	-0-		75,000	2.19	03/03/2018
	11/18/2009	(A)	-0-	350,000		0.79	11/18/2019
	11/18/2009	(B)	-0-		125,000	0.79	11/18/2019

Marc L. Steuer	10/07/2002		200,000	-0-		12.20	10/07/2012
Senior Vice	01/06/2005		50,000	-0-		18.93	01/06/2015
President, Business	02/27/2007	(A)	75,000	-0-		5.80	02/27/2017
Development	02/27/2007	(B)	-0-		75,000	5.80	02/27/2017
	03/03/2008	(B)	-0-		30,000	2.19	03/03/2018
	11/18/2009	(A)	-0-	125,000		0.79	11/18/2019
	11/18/2009	(B)	-0-		125,000	0.79	11/18/2019

Name and Principal Position	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William P. Kaplan	04/21/2003		100,000	-0-		12.62	04/21/2013
Vice President,	01/22/2004		10,000	-0-		24.13	01/22/2014
General Counsel	12/10/2004		50,000	-0-		18.86	12/10/2014
and Corporate	03/10/2006		18,750	1,250		20.30	03/10/2016
Secretary	02/27/2007	(A)	100,000	-0-		5.80	02/27/2017
	03/03/2008	(A)	26,250	33,750		2.19	03/03/2018
	11/18/2009	(A)	-0-	125,000		0.79	11/18/2019
	11/18/2009	(B)	-0-		125,000	0.79	11/18/2019

Stefan Ryser	N/A		-0-	-0-	-0-	N/A	N/A
Former Senior Vice
President, Corporate
Strategy

Option Awards Vesting Schedule

Grant Dates	Vesting Schedule
9/11/2000; 12/5/2000; 2/13/2002; 3/3/2008 (A)	Options vest over four years: 25% of the shares vest one year after the date of grant and 1/48th of the shares vest monthly thereafter.

3/13/2001	Options vest over four years: 25% of the shares vest on February 20, 2002 and 1/48th of the shares vest monthly thereafter.

5/14/2002	Options vest over four years: 75% of the shares vest three years after the date of grant and 25% of the shares vest on the four-year anniversary of the grant date.

10/7/2002; 2/21/2003; 4/21/2003; 1/22/2004; 12/10/2004; 1/6/2005; 3/10/2006	Options vest over four years: 50% of the shares vest two years after the date of grant and 1/48th of the shares vest monthly thereafter.

2/27/2007 (A)	Options vest monthly over a period of two years.

2/27/2007 (B); 3/3/2008 (B)	Vesting will be 100% upon the achievement of specified performance goals for a significant license agreement relating to a Company product candidate.

11/18/2009 (A)	Options vest over two years: 50% of the shares vest upon the first anniversary of the date of grant and 1/24th of shares vest monthly thereafter over the following 12 months.

11/18/2009 (B)	Vesting will be 100% upon the earlier of (a) the consummation of a change of control of the Company as defined in the Incentive Plan, or (b) a determination by the Company’s Board of Directors that the Company has consummated a significant transaction involving one or more of its then clinical stage products.

Stock Option Exercises in Fiscal 2009

The Company granted stock options to its employees, including executive officers, under its 2000 Equity Incentive Plan, as amended (the “Incentive Plan”). The Incentive Plan expired in March 2010 and no new stock awards will be granted under this plan. As of March 1, 2010, there were 12,168,819 options outstanding under the Incentive Plan. Prior to the Company’s initial public offering, the Company granted options to its employees, including executive officers, under its 1996 and 1988 Stock Option Plans (the “1996 and 1988 Plans”), which both terminated as of the effective date of the initial public offering, and outside the 1996 and 1988 Plans. Since the initial public offering, no new stock options have been granted under the 1996 and 1988 Plans. As of March 1, 2010, 150,328 shares were outstanding under the 1996 Stock Option Plan and no shares were outstanding under the 1988 Stock Option Plan and outside the 1996 and 1988 Plans. Options generally vest over a period of two or four years from the date of grant. We have also granted performance-based options which will only vest upon a change of control of the Company as defined in the Incentive Plan, or when the Company’s Board of Directors determines we have achieved the specific performance goals. The exercise price per share is equal to the fair market value of Common Stock on the date of grant, as determined in accordance with the provisions of the Incentive Plan based on the closing prices for Common Stock on the NASDAQ market. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding under the Company’s option plans may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options outstanding under the Incentive Plan and the 1996 Stock Option Plan, held by those participants whose continuous service has not terminated, shall accelerate in full and the options will terminate if not exercised at or prior to such change of control transaction.

None of our Named Executive Officers exercised any of his or her stock options in year 2009 and as a result there was no value realized.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

The Company entered into an employment agreement with Michael M. Wick, M.D., Ph.D. in August 1999 upon his promotion to the position of Chief Executive Officer. In December 1999, Dr. Wick was elected Chairman of the Board of Directors effective January 2000. On December 17, 2008, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Dr. Wick to clarify the manner in which such employment agreement complies with the final regulations under Section 409A. The Employment Agreement superseded and replaced the employment agreement entered in August, 1999. According to the Employment Agreement, either the Company or Dr. Wick may terminate his employment at any time for any reason. If Dr. Wick is terminated without cause, he is entitled to receive as severance continued payment of his base salary and health care benefits for twelve months. The Company will also accelerate the vesting of his then unvested stock options as to the number of shares that would have vested in the ordinary course in the first twelve months following his termination date, with such vesting effective as of his termination date. Dr. Wick’s benefits pursuant to the Employment Agreement are subject to Dr. Wick signing a general waiver or release of the Company.

In February 2003, the Company adopted the Telik, Inc. Change of Control Severance Benefit Plan (the “Severance Plan”). On December 17, 2008, the Compensation Committee of the Board of Directors adopted an amendment to the Severance Plan to clarify the manner in which such plan complies with the final regulations under Section 409A. The Severance Plan provides eligible participants with severance benefits in the event that a participant’s employment with the Company is terminated, voluntarily or involuntarily, without cause within one year after a change of control of the Company, provided that the eligible participant signs a general waiver or release of the Company prior to receipt of the benefits. Such benefits include cash severance, payment of premiums under employee benefits plans, COBRA continuation coverage, accelerated vesting of unvested stock options, and additional payments if the amounts which a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

The Severance Plan provides that, to the extent designated by the Compensation Committee or the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Vice Presidents and others would be eligible to participate in the Severance Plan. Currently, only Dr. Wick is eligible to participate in the Severance Plan. Under the Severance Plan, Dr. Wick, as the Chief Executive Officer, is eligible to receive (1) 100% of accelerated vesting of then unvested stock options; (2) a lump sum cash payment equal to two times the greater of: (i) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect on the date of termination; or (ii) the sum of the his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect immediately prior to the Change of Control; (3) continuation of health benefits for up to 24 months and COBRA continuation coverage. Dr. Wick would also be entitled to additional payments if the amounts he would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax. Dr. Wick’s benefits under the Severance Plan, when applicable, will supersede the severance benefits under his employment contract.

On June 12, 2009, the Company and Dr. Stefan Ryser, then the Company’s Senior Vice President of Corporate Strategy, entered into an agreement pursuant to which Dr. Ryser resigned from employment effective August 1, 2009. Dr. Ryser agreed to provide consulting services to the Company for up to eight months following the termination of his employment and was entitled to receive approximately $27,000 per month under the agreement. The agreement also provided for reimbursement by the Company for continuing medical benefits in the amount of $4,775 during his consulting period, as well as $40,000 in relocation assistance and $25,000 in attorneys’ fees.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table provides information on severance benefits that would become payable under Dr. Wick’s Employment Agreement and the Severance Plan as amended and effective December 17, 2008 if the employment of Dr. Wick terminated on December 31, 2009, based on his compensation as of such date and based on the Company’s closing stock price ($0.78 per share) as of December 31, 2009.

Name and Principal Position	Voluntary Termination or Involuntary Termination Without Cause After A Change of Control			Involuntary Termination Without Cause
	Health Care Benefits ($) (1)	Salary ($) (2)	Equity Acceleration ($) (3)	Health Care Benefits ($) (4)	Salary ($) (5)	Equity Acceleration ($) (3)
Michael M. Wick President, Chief Executive Officer and Chairman	22,218	1,028,000	-0-	11,109	514,000	-0-

(1)	Represents the estimated cost of 24 months of health benefits paid by the Company.

(2)	Represents 200% of the sum of Dr. Wick’s annual base salary for 2009, $514,000, as no bonus was paid to him in 2008 and no specific bonus target was established to be received in 2009. The Company’s Executive Officer Bonus Plan provides for the payment of a cash bonus ranging from 0% to 150% of the executive’s base salary. If a bonus target had been established for Dr. Wick equal to the maximum 150% of his base salary in 2009, this amount would have been $2,570,000.

(3)	Represents the excess of closing fair market value of the shares accelerated vested and exercisable on December 31, 2009 over the aggregate exercise price of such shares.

(4)	Represents the estimated cost of 12 months of health benefits paid by the Company over the next 12 months following the involuntary termination of Dr. Wick’s employment by the Company without cause.

(5)	Represents the total of Dr. Wick’s annual base salary for 2009. Amount would include bonus payable over the next 12 months following the involuntary termination of his employment by the Company without cause, but no bonus was paid to him in 2008 and no specific bonus target was established for 2009.

A detailed description of the severance and change in control benefits can be found under the section entitled “Compensation Discussion and Analysis –Compensation Elements” of this proxy statement.

TRANSACTIONS WITH RELATED PERSONS

In accordance with its written charter, our Audit Committee reviews and approves in advance all related-person transactions. A related person is any executive officer, director, nominee for director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee looks at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Gail L. Brown, M.D., the spouse of Dr. Wick, the Company’s President, Chief Executive Officer and Chairman, joined the Company as a Senior Vice President and Chief Medical Officer on November 26, 2001. Dr. Brown’s annual salary was $406,000 in 2009 and remains the same in 2010. On November 18, 2009, Dr. Brown was granted stock options to purchase 375,000 shares of our Common Stock at an exercise price of $0.79 per share, subject to a two-year vesting schedule with 50% of the shares vesting one year from the grant date and the remainder vesting in equal monthly installments over the twelve months thereafter. In addition, Dr. Brown was granted stock options to purchase 125,000 shares of our Common Stock at an exercise price of $0.79 per share that will vest upon the earlier of (a) the consummation of a Change of Control as defined in the Incentive Plan, or (b) a determination by the Company’s Board of Directors that the Company has consummated a significant transaction involving one or more of its then clinical stage products.

Dr. Stefan Ryser, a member of the Company’s Board of Directors from September 1998 to May 2009, was hired by the Company on August 1, 2008 as its Senior Vice President, Corporate Strategy. Dr. Ryser’s annual salary was set at $325,000 upon hiring and remained the same in 2009. Dr. Ryser did not receive any additional compensation as a member of the Board of Directors after becoming an executive officer of the Company. On June 12, 2009, the Company and Dr. Ryser entered into an agreement pursuant to which Dr. Ryser resigned from employment effective August 1, 2009. Dr. Ryser agreed to provide consulting services to the Company for up to eight months following the termination of his employment and was entitled to receive approximately $27,000 per month under the agreement. The agreement also provided for reimbursement by the Company for continuing medical benefits during his consulting period, as well as $40,000 in relocation assistance and $25,000 in attorneys’ fees.

The Company has entered into indemnification agreements with its directors and certain officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with future directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Telik stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding,” please notify your broker. If you prefer to receive a separate proxy statement and annual report, direct your written request to: Controller, Telik, Inc., 3165 Porter Drive, Palo Alto, CA 94304 or contact the Controller at (650) 845-7700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William P. Kaplan

William P. Kaplan

Secretary

April 9, 2010

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Corporate Secretary, Telik, Inc., 3165 Porter Drive, Palo Alto, CA 94304.

APPENDIX A

FORM OF PROXY

TELIK, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

to Be Held on May 12, 2010

The undersigned hereby appoints Michael M. Wick and Cynthia M. Butitta and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Telik, Inc. to be held at the offices of Telik, Inc. at 3165 Porter Drive, Palo Alto, CA 94304 on Wednesday, May 12, 2010 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a Contrary Direction Is Indicated, this Proxy Will Be Voted for Proposal 1 and Proposal 2, As

More Specifically Described in the Proxy Statement. If Specific Instructions Are Indicated,

this Proxy Will Be Voted in Accordance Therewith.

(Continued and to be signed on other side)

Fold and Detach Here

Please mark ☐

your vote

as indicated

Proposal 1: To elect the following two directors to hold office until the 2013 Annual Meeting of Stockholders:

Michael M. Wick M.D., Ph.D.	☐	For	☐	Withhold
Richard B. Newman, Esq.	☐	For	☐	Withhold

The Board of Directors Recommends a Vote for Proposal 1.

Proposal 2: To ratify the selection of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company by the Audit Committee of the Board of Directors of the Company for its fiscal year ending December 31, 2010.

☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote for Proposal 2.

A-1

Please Vote, Date and Promptly Return this Proxy in the Enclosed Return Envelope Which Is Postage Prepaid If Mailed in the United States.

Dated , 2010
Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

A-2

Appendix B

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

TELIK, INC.

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of Telik, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The Committee shall also be designated as the Company’s Qualified Legal Compliance Committee (the “QLCC”) within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations (the “Rules of Professional Conduct”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors and the Company’s financial management.

Composition

The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

Meetings and Minutes

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company.

Authority

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have authority to initiate investigations, to provide notices, including notices to the Securities and Exchange Commission (the “SEC”), to retain experts, to recommend that the Company implement remedial or other appropriate actions and otherwise to carry out its responsibilities as a QLCC. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

4. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

5. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the SEC and to recommend whether or not such financial statements should be so included.

6. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

7. Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the SEC of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

8. Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

9. Press Releases. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

11. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

12. Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

13. Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

14. Internal Control Over Financial Reporting. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies.

15. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

16. Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

17. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18. Regulatory and Accounting Initiatives. To review with management, counsel and the Auditors, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

19. Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Conduct, including review and approval of related-party transactions as required by Nasdaq rules and review of updates to the Code of Conduct.

20. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

21. Proxy Report. To prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

22. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

23. Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

24. Procedures for Receipt of Attorney Report. To adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.3 of the Rules of Professional Conduct.

25. QLCC Responsibilities. To carry out the responsibilities of a QLCC as set forth in the Rules of Professional Conduct.

26. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Appendix C

AMENDED AND RESTATED CHARTER OF THE COMPENSATION COMMITTEE

TELIK, INC.

Purpose

The purpose of the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of Telik, Inc. (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company’s officers, as well as to prepare and review the Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in effect from time to time. The term “compensation” shall include salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.

Composition

The Committee shall consist of at least two members of the Board. All members of the Committee shall satisfy the independence requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to compensation committee members, as in effect from time to time, when and as required by Nasdaq, including any exceptions permitted by these requirements. At least two of the members of the Committee shall satisfy the “non-employee director” standard within the meaning of Section 16b-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.

Meetings

The Committee shall hold such regular or special meetings as its members deem necessary or appropriate.

Authority

The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law. The approval of this Compensation Committee Charter shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Responsibilities

To implement the Committee’s purpose and policies, the Committee shall be charged with the following duties and responsibilities. The Committee may supplement and, except as otherwise required by applicable law or the requirements of Nasdaq, deviate from these activities as appropriate under the circumstances:

1. Overall Compensation Strategy. The Committee shall review, modify (as needed) and approve the overall compensation strategy and policies for the Company, including:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s officers;

C-1

•	evaluating and recommending to the Board the compensation plans and programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements; and

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company’s officers.

2. Compensation of Chief Executive Officer. The Committee shall determine and approve the compensation and other terms of employment of the Company’s Chief Executive Officer and shall evaluate the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards given to chief executive officers of comparable companies, the awards given to the Company’s Chief Executive Officer in past years, and such other criteria as the Committee deems advisable. The Chief Executive Officer may not be present during the voting or deliberations regarding his or her compensation.

3. Compensation of Officers. The Committee shall review and approve the individual and corporate performance goals and objectives of the Company’s officers that are periodically established. The Committee shall determine and approve the compensation and other terms of employment of officers, taking into consideration each officer’s success in achieving individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to the officer as established by the Committee.

4. Administration of Benefit Plans. The Committee shall recommend to the Board the adoption, amendment and termination of the Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The Committee shall have full power and authority to administer these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards and exercise such other power and authority as may be permitted or required under such plans.

5. Insurance Coverage. The Committee shall review and recommend to the Board appropriate insurance coverage for the Company’s directors and officers.

6. Committee Self-Assessment. The Committee shall periodically review and assess the adequacy of this charter, including the Committee’s role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration.

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Appendix D

CHARTER OF THE NOMINATING COMMITTEE

TELIK, INC.

Organization

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Telik, Inc., a Delaware corporation (the “Company”), shall consist of at least two members of the Board. No Committee member shall be an employee of the Company, and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”), when and as required by Nasdaq. The members of the Committee shall be appointed by the Board.

Statement of Policy

The purpose of the Committee shall be to (i) identify, review and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors; (ii) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (iii) recommend to the Board for selection candidates to the Board; and (iv) make other recommendations to the Board regarding affairs relating to the directors of the Company.

Operating Principles and Processes

In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•

Resources—The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board—The Committee shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

Responsibilities

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

•

Director Nominations—The Committee has the responsibility of identifying, reviewing and evaluating candidates to serve on the Company’s Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. The Committee shall also have the primary responsibility for reviewing, evaluating and considering the recommendation for nomination of incumbent directors for reelection to the Board, as well as monitoring the size of the Board. The Committee shall also recommend to the Board for selection candidates to the Board. The Committee shall also have the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board of Directors, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

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•

Board Assessment—The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and/or management believe contributions could be improved, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company. The Committee shall also consider and assess the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by Nasdaq. The results of these reviews shall be provided to the Board for further discussion as appropriate.

Meetings

The Committee will hold at least one regular meeting per year and additional meetings, as the Committee deems appropriate.

Reports

The Committee will report to the Board from time to time, or whenever so requested by the Board.

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TELIK, INC.

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 noon, Eastern Time, on May 11, 2010.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/telk

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: To elect the following two directors to hold office until the 2013 Annual Meeting of Stockholders:

For Withhold For Withhold

01 - Michael M. Wick M.D., Ph.D. 02 - Richard B. Newman, Esq.

For Against Abstain

2. To ratify the selection of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company

by the Audit Committee of the Board of Directors of the Company for its fiscal year ending December 31, 2010.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TELIK, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to Be Held on May 12, 2010

The undersigned hereby appoints Michael M. Wick and Cynthia M. Butitta and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Telik, Inc. to be held at the offices of Telik, Inc. at 3165 Porter Drive, Palo Alto, CA 94304 on Wednesday, May 12, 2010 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters specified herein and in accordance with the instructions specified within, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a Contrary Direction Is Indicated, this Proxy Will Be Voted for Proposal 1 and Proposal 2, As More Specifically Described in the Proxy Statement. If Specific Instructions Are Indicated, this Proxy Will Be Voted in Accordance Therewith.

(Continued and to be signed on other side)